Exhibit 21.1  Subsidiaries of the Company


              Subsidiaries of Phoenix Color Corp.       Place of Incorporation
              -----------------------------------       ----------------------

              PCC Express Inc.                          United States
              TechniGraphix Inc.                        United States
              Phoenix MD. Realty, LLC                   United States


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